UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STMicroelectronics N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands (Jurisdiction Incorporation or Organization)	Not Applicable (I.R.S. of Employer Identification Number)

WTC Schiphol Airport

Schiphol Boulevard 265

1118 BH Schiphol

The Netherlands

+31-20-654-3210

(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company (CSC),

80 State Street,

Albany, NY, 12207

United States

+1 302 421 6100

(Name, address, and telephone number of agent for service)

Copies to:

Trevor Ingram

Allen Overy Shearman Sterling LLP

One Bishops Square

E1 6AD, London, United Kingdom

+44 20 3088 0000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

STMICROELECTRONICS N.V

24,755,584 ORDINARY SHARES

OFFERED BY

THE SELLING SECURITYHOLDER

This prospectus relates to the offer and resale, from time to time, by the selling securityholder (the “Selling Securityholder”) or its permitted transferees, of up to 24,755,584 ordinary shares (the “Ordinary Shares”) of STMicroelectronics N.V. The Ordinary Shares that may be offered by the Selling Securityholder are those that may be acquired upon exercise of the Warrants held by the Selling Securityholder.

We are not offering or selling Ordinary Shares and will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholder pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will issue, offer or sell, as applicable, any of the securities. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholder may sell the securities in the section entitled "Plan of Distribution."

The Ordinary Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "STM". The last reported sale price of the Ordinary Shares was $31.95 per share on March 24, 2026.

You should read this prospectus and any prospectus or amendment carefully before you invest in our securities. Investing in the Company's securities involves risks. See "Risk Factors" beginning on page 14 of this prospectus and any risk factors described in any applicable prospectus and in our SEC filings that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED MARCH 25, 2026

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TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, including information incorporated by reference herein or therein, or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

Neither we nor the Selling Securityholder have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholder take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus, any applicable prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates or as of the dates stated therein, regardless of the time of delivery of this prospectus, any applicable prospectus or the documents incorporated by reference in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under "Where You Can Find More Information."

This prospectus does not constitute an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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MARKET AND INDUSTRY DATA

Any third-party information included in this prospectus or any document incorporated by reference in this prospectus has been accurately reproduced and, as far as STM is aware and is able to ascertain from the information published by such third parties, the reproduced information is accurate and no facts have been omitted which would render such information inaccurate or misleading. While STM believes such information is reliable, it has not independently verified any third-party information.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, references to "We," "Our," "Us," the “Company" or "STM" generally refer to STMicroelectronics N.V. and its consolidated subsidiaries.

In this document:

“AGM” means the annual general meeting of shareholders of STM.

"Articles" means the articles of association of STM, as amended from time to time.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Dutch Law" means the provisions of the laws of The Netherlands.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"IRS" means the U.S. Internal Revenue Service.

"Managing Board" means the managing board of the Company.

"NYSE" means the New York Stock Exchange.

"Ordinary Shares" means ordinary shares of STM, with a nominal value of €0.0 l per share.

"PFIC" means a passive foreign investment company.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Supervisory Board" means the supervisory board of the Company.

"Warrant" means a warrant of the Company, exercisable for one Ordinary Share at an exercise price of $28.38 per share, subject to adjustments as described in the Warrant Agreement as set forth under "Description of Securities" in this registration statement.

"Warrant Agreement" means the warrant agreement, dated as of February 6, 2026, by and between the Company and Amazon.com NV Investment Holdings LLC (the “Warrantholder”) as warrantholder, filed with the SEC on February 26, 2026 as Exhibit 4.1. to our 2025 Form 20-F.

"Warrant Shares" means the Ordinary Shares to be issued from time to time pursuant to the Warrant Agreement.

"2025 Form 20-F" means our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the Company's securities. Before making an investment decision, you should read this entire prospectus carefully, especially the section entitled "Risk Factors", the financial statements and related notes thereto, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements" for more information. See also the section entitled "Where You Can Find More Information."

STMicroelectronics N.V.

Overview

We are a global semiconductor company that designs, develops, manufactures and markets a broad range of products used in a wide variety of applications for the four end-markets we address: automotive, industrial, personal electronics and communications equipment, computers and peripherals.

Our diverse product portfolio includes discrete and general-purpose components, application-specific integrated circuits, full-custom devices and semi-custom devices and application-specific standard products for analog, digital and mixed-signal applications, benefitting from a unique, strong foundation of proprietary and differentiated leading-edge technologies.

Corporate Information

The Company, incorporated under the laws of The Netherlands on May 21, 1987, as a public limited liability company (naamloze vennootschap) with its registered office at WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol, The Netherlands, is registered with the trade register (handelsregister) of the Dutch Chamber of Commerce (Kamer van Koophandel) under registration number 33194537.

The mailing address of the Company's principal executive office is WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol, The Netherlands and its telephone number is +31-20-654-3210. The Company's agent for service in the United States is: Corporation Service Company (CSC), 80 State Street, Albany, New York, 12207 (telephone number: +1 302 421 6100).

The Company's principal website address is https://www.st.com. This website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

Implications of Being a "Foreign Private Issuer"

The Company reports under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•     the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•    the sections of the Exchange Act imposing liability for insiders who profit from trades made in a short period of time; and

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•    the rules under the Exchange Act requiring the filing of quarterly reports with the SEC on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, we are not required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Further, we are exempt from certain corporate governance requirements of NYSE by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the corporate governance practices of our home country in lieu of certain provisions of the NYSE Standards.

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SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The "Description of Securities" section of this prospectus contains a more detailed description of the Company's Ordinary Shares.

We are registering the offer and resale, from time to time, by the Selling Securityholder or its permitted transferees, of up to 24,755,584 Ordinary Shares of STMicroelectronics N.V.

Any investment in the securities offered hereby involves a high degree of risk. You should carefully consider the information set forth under "Risk Factors" on page 14 of this prospectus.

Ordinary Shares Offered by the Selling Securityholder	Up to 24,755,584
Offering price may be issued upon	The Ordinary Shares offered by the Selling Securityholder under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholder may determine. See the section entitled “Plan of Distribution.”
Use of Proceeds	We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholder.
Dividend policy	We have paid, and intend to continue to pay, an interim dividend on our Ordinary Shares on a quarterly basis in 2026; however, decisions in relation to our dividend policy are determined by our Board. See “Dividend Policy.”
Market for our securities	Our Ordinary Shares are listed on the NYSE under the symbol “STM”.
Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include statements that are, or may be deemed to be, "forward-looking statements" within the meaning of the U.S. federal securities laws, including statements under the heading "Risk Factors," statements of future expectations and other forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "opportunity," "plan," "potential," "predict," "projected," "should," "strategy," "suggests," "targets," "will," "will be" or "would" or similar expressions or the negatives thereof, or other variations thereof, or comparable terminology, or by discussions of strategy, plans or intentions. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding the intentions, beliefs or current expectations of management concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

You are cautioned that forward-looking statements are not guarantees of future performance and that actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward- looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual financial condition, results of operations and cash flows. The development of the industry in which the Company operates may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements contained in this prospectus.

These statements are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. You should not place undue reliance on these forward-looking statements. As a result of the number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause such differences in actual results include:

•    changes in global trade policies, including the adoption and expansion of tariffs and trade barriers, that could affect the macro-economic environment and adversely impact the demand for our products;

•    uncertain macro-economic and industry trends (such as inflation and fluctuations in supply chains), which may impact production capacity and end-market demand for our products;

•    customer demand that differs from projections which may require us to undertake transformation measures that may not be successful in realizing the expected benefits in full or at all;

•    the ability to design, manufacture and sell innovative products in a rapidly changing technological environment;

•    changes in economic, social, public health, labor, political, or infrastructure conditions in the locations where we, our customers, or our suppliers operate, including as a result of macro-economic or regional events, geopolitical and military conflicts, social unrest, labor actions, or terrorist activities;

•    unanticipated events or circumstances, which may impact our ability to execute our plans and/or meet the objectives of our research and development and manufacturing programs, which benefit from public funding;

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•    financial difficulties with any of our major distributors or significant curtailment of purchases by key customers;

•    the loading, product mix, and manufacturing performance of our production facilities and/or our required volume to fulfill capacity reserved with suppliers or third-party manufacturing providers;

•    availability and costs of equipment, raw materials, utilities, third-party manufacturing services and technology, or other supplies required by our operations (including increasing costs resulting from inflation);

•    the functionalities and performance of our IT systems, which are subject to cybersecurity threats and which support our critical operational activities including manufacturing, finance and sales, and any breaches of our IT systems or those of our customers, suppliers, partners and providers of third-party licensed technology;

•    theft, loss, or misuse of personal data about our employees, customers, or other third parties, and breaches of data privacy legislation;

•    the impact of intellectual property claims by our competitors or other third parties, and our ability to obtain required licenses on reasonable terms and conditions;

•    changes in our overall tax position as a result of changes in tax rules, new or revised legislation, the outcome of tax audits or changes in international tax treaties which may impact our results of operations as well as our ability to accurately estimate tax credits, benefits, deductions and provisions and to realize deferred tax assets;

•    variations in the foreign exchange markets and, more particularly, the U.S. dollar exchange rate as compared to the Euro and the other major currencies we use for our operations;

•    the outcome of ongoing litigation as well as the impact of any new litigation to which we may become a defendant;

•    product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, or recalls by our customers for products containing our parts;

•    natural events such as severe weather, earthquakes, tsunamis, volcano eruptions or other acts of nature, the effects of climate change, health risks and epidemics or pandemics in locations where we, our customers or our suppliers operate;

•    increased regulation and initiatives in our industry, including those concerning climate change and sustainability matters and our goal to become carbon neutral in all direct and indirect emissions (scopes 1 and 2), product transportation, business travel, and employee commuting emissions (our scope 3 focus), and to achieve our 100% renewable electricity sourcing goal by the end of 2027;

•    epidemics or pandemics, which may negatively impact the global economy in a significant manner for an extended period of time, and could also materially adversely affect our business and operating results;

•    industry changes resulting from vertical and horizontal consolidation among our suppliers, competitors, and customers;

•    the ability to successfully ramp up new programs that could be impacted by factors beyond our control, including the availability of critical third-party components and performance of subcontractors in line with our expectations; and

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•    individual customer use of certain products, which may differ from the anticipated uses of such products and result in differences in performance, including energy consumption, may lead to a failure to achieve our disclosed emission-reduction goals, adverse legal action or additional research costs.

•    other risks and uncertainties described or incorporated by reference in this prospectus, including those under "Risk Factors."

The Company undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances or to reflect the occurrence of unanticipated events, other than as required by law.

The foregoing factors and others described under the section entitled "Risk Factors", as well as in the 2025 Form 20-F and in other documents that we may file with the SEC should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Moreover, new risks emerge from time to time and it is not possible for us to predict all such risks. We cannot assess the impact of all risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company urges you to read the section of this prospectus entitled "Risk Factors", as well as the documents incorporated by reference herein and any prospectus for a more complete discussion of the factors that could affect its future performance and the industry in which it operates.

The forward-looking statements are based on plans, estimates and projections as they are currently available to the management of STM, and we do not undertake any obligation nor expect to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus or incorporated by reference herein.

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RISK FACTORS

An investment in the Company's securities carries a significant degree of risk. Before you decide to purchase the Company's securities, you should carefully consider all risk factors set forth in any applicable prospectus and the documents incorporated by reference in this prospectus, including the factors discussed under the heading "Risk Factors" in our most recent annual report on Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus. See "Incorporation of Certain Documents by Reference." The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company's securities could decline and you could lose part or all of your investment.

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USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder. We will not receive any of the proceeds from these sales.

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DIVIDEND POLICY

The AGM approved an interim dividend of $0.36 per Ordinary Share on May 28, 2025, to be distributed in quarterly installments of $0.09 in each of the second, third and fourth quarters of 2025 and the first quarter of 2026 to shareholders of record in the month of each quarterly payment. An amount of $81 million corresponding to the first installment, $80 million corresponding to the second installment and $71 million corresponding to the third installment were paid as of December 31, 2025.

We intend to continue to pay an interim dividend on our Ordinary Shares on a quarterly basis; however, decisions in relation to our dividend policy are ultimately determined by our Board.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025.

The information in this table should be read in conjunction with the audited annual consolidated financial statements of STM as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, including the related notes thereto, included in the 2025 Form 20-F incorporated by reference into this prospectus.

Historical results are not necessarily indicative of results to be expected in any future period.

As of December 31, 2025 (in $ million)
Debt Outstanding:
Senior Unsecured Convertible Bonds (at nominal amount)	750
Other long-term debt	1,086
Short-term debt	298

Equity:
Common stock, par value €1.04 per share	1,157
Additional paid-in capital	3,281
Retained earnings	13,082
Treasury stock	(637)
Accumulated other comprehensive income	945
Total shareholders’ equity	17,828
Total Capitalization	19,962

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DESCRIPTION OF SECURITIES

The following description of our share capital summarizes certain provisions of the Articles. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles.

General

STM is a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of The Netherlands, having its registered office at WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol, The Netherlands, and registered with the trade register (handelsregister) of the Dutch Chamber of Commerce (Kamer van Koophandel) under registration number 33194537.

The corporate objects of the Company are set out in the Articles. They are to be interpreted in the broadest sense and any transaction or agreement which is entered into by the Company that is not inconsistent with the specified objects will be deemed to be within the scope of such objects.

Shares

Share Capital

STM’s current issued share capital equals €947,733,196.80, consisting of 911,281,920 Ordinary Shares, each with a nominal value of €1.04. All issued Ordinary Shares are fully paid and subscribed for.

The authorized capital of STM (including the issued share capital) is set at €1,809,600,000, consisting of 1,200,000,000 Ordinary Shares and 540,000,000 preference shares.

Share Issuances

Our shareholders’ meeting, upon proposal and on the terms and conditions set by our Supervisory Board, has the power to issue shares and rights to subscribe for shares. The shareholders’ meeting may authorize our Supervisory Board, for a period of no more than five years, to issue shares and rights to subscribe for shares and to determine the terms and conditions of such issuances.

Our shares may not be issued at less than their par value. Our Ordinary Shares must be fully paid up at the time of their issuance. Our preference shares must be paid up for at least 25% of their par value at the time of their issuance (and the remaining 75% if and when requested by our Managing Board).

Our authorized share capital is not restricted by redemption provisions, sinking fund provisions or liability to further capital calls by us and our Articles allows for the acquisition of own shares and the cancellation of shares.

Type II shares are Ordinary Shares in the form of an entry in our shareholders register with the issue of a share certificate consisting of a main part without a dividend coupon. In addition to type II shares, type I shares are available. Type I shares are Ordinary Shares in the form of an entry in our shareholders register without the issue of a share certificate. Type II shares are only available should our Supervisory Board decide to offer them. Our preference shares are in the form of an entry in our shareholders register without issue of a share certificate.

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Non-issued authorized share capital, which is different from issued share capital, allows us to proceed with capital increases excluding the preemptive rights, upon our Supervisory Board’s decision. Other securities in circulation which give access to our share capital include (i) the options giving the right to subscribe to our shares granted to our employees, including the members of our Managing Board and our senior management; (ii) the options giving the right to subscribe to our shares granted in the past to the members of our Supervisory Board, its secretaries and controllers, as described in “Item 6. Directors, Senior Management and Employees” in our 2025 Form 20-F; (iii) our bonds; and (iv) the option giving the right to subscribe to our preference shares to Stichting Continuïteit ST. We do not have securities not representing our share capital.

Preemptive Rights

Each holder of Ordinary Shares has a pro rata preemptive right to subscribe to an offering of Ordinary Shares issued for cash in proportion to the number of Ordinary Shares which he owns. There is no preemptive right with respect to an offering of shares for non-cash consideration, with respect to an offering of shares to our employees or to the employees of one of our subsidiaries, or with respect to preference shares.

Our shareholders’ meeting, upon proposal by our Supervisory Board, has the power to limit or exclude preemptive rights in connection with new issuances of shares. Such a resolution of the shareholders’ meeting must be taken with a majority of at least two-thirds of the votes cast if at such shareholders’ meeting less than 50% of the issued and outstanding share capital is present or represented. Otherwise, such a resolution can be taken by a simple majority of the votes cast at a shareholders’ meeting at which at least 15% of our issued and outstanding share capital is present or represented. Our shareholders’ meeting may authorize our Supervisory Board, for a period of no more than five years, to limit or exclude preemptive rights.

Acquisition of Ordinary Shares in Our Own Share Capital

We may acquire our own shares, subject to certain provisions of Dutch law and of our Articles. Share acquisitions may be effected by our Managing Board, subject to the approval of our Supervisory Board, only if the shareholders’ meeting has authorized our Managing Board to effect such repurchases, which authorization may apply for a maximum period of 18 months. We may not vote shares we hold in treasury. Our purchases of our own shares are subject to acquisition price conditions as authorized by our shareholders’ meeting. Our Articles provide that we shall be able to acquire shares in our own share capital in order to transfer these shares under employee stock option or stock purchase plans, without an authorization of our shareholders’ meeting.

Upon the proposal of our Supervisory Board, our shareholders’ meeting may, in accordance with the legal provisions, reduce our issued capital by canceling the shares that we hold in treasury, by reducing the par value of the shares or by canceling our preference shares.

Voting Rights

There are currently no limitations imposed by Dutch law or by our Articles on the right of non-resident holders to hold or vote the shares. Each share is entitled to one vote.

The 540,000,000 preference shares, when issued, will entitle a holder to full voting rights and to a preferential right to dividends and distributions upon liquidation.

Unless otherwise required by our Articles or Dutch law, resolutions of shareholders’ meetings require the approval of a simple majority of the votes cast at a meeting at which at least 15% of the issued and outstanding share capital is present or represented, subject to the provisions explained below. We may not vote our Ordinary Shares held in treasury. Blank and invalid votes shall not be counted.

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A quorum of shareholders, present or represented, holding at least 50% of our issued share capital, is required to dismiss a member of our Managing Board, unless the dismissal is proposed by our Supervisory Board. In the event of the lack of a quorum, a second shareholders’ meeting must be held within four weeks, with no applicable quorum requirement. Any decision or authorization by the shareholders’ meeting which has or could have the effect of excluding or limiting preferential subscription rights must be taken by a majority of at least two-thirds of the votes cast, if at the shareholders’ meeting less than 50% of the issued and outstanding share capital is present or represented. Otherwise such a resolution can be taken by a simple majority at a meeting at which at least 15% of the issued and outstanding share capital is represented.

Amendment of the Articles and Liquidation

Our Articles may only be amended (and our liquidation can only be decided on) if amendments are proposed by our Supervisory Board and approved by a simple majority of the votes cast at a shareholders’ meeting at which at least 15% of the issued and outstanding share capital is present or represented. The complete proposal for the amendment (or liquidation) must be made available for inspection by the shareholders and the other persons entitled to attend shareholders’ meetings at our offices as from the day of the notice convening such meeting until the end of the meeting. Any amendment of our Articles that negatively affects the rights of the holders of a certain class of shares requires the prior approval of the meeting of holders of such class of shares.

Annual Shareholders Meetings

Our ordinary shareholders’ meetings are held at least annually, within six months after the close of each financial year, in The Netherlands. Extraordinary shareholders’ meetings may be held as often as our Supervisory Board deems necessary, and must be held upon the written request of registered shareholders or other persons entitled to attend shareholders’ meetings of at least 10% of the total issued share capital to our Managing Board or our Supervisory Board specifying in detail the business to be dealt with. Such written requests may not be submitted electronically.

All shareholders and other persons entitled to attend shareholders’ meetings may attend in person or be represented by a person holding a written proxy. Shareholders and other persons entitled to vote, may do so pursuant to our Articles. Subject to the approval of our Supervisory Board, our Managing Board may resolve to facilitate the use of electronic means of communication in relation to the participation and voting in shareholders’ meetings. Dutch law prescribes a fixed registration date of 28 days prior to the shareholders’ meeting, which means that shareholders and other persons entitled to attend shareholders’ meetings are those persons who have such rights at the 28th day prior to the shareholders’ meeting and, as such, are registered in a register designated by our Managing Board, regardless of who is a shareholder or otherwise a person entitled to attend shareholders’ meetings at the time of the meeting if a registration date would not be applicable. In the notice convening the shareholders’ meeting, the time of registration must be mentioned as well as the manner in which shareholders and other persons entitled to attend shareholders’ meetings can register themselves and the manner in which they can exercise their rights.

All matters regarding admittance to the shareholders’ meeting, the exercise of voting rights and the result of voting, as well as any other matters regarding the business of the shareholders’ meeting, shall be decided upon by the chairman of that meeting, in accordance with the requirements of Section 2:13 of the Dutch Civil Code.

Our Articles allow for separate meetings for holders of Ordinary Shares and for holders of preference shares. At a meeting of holders of preference shares at which the entire issued capital of shares of such class is represented, valid resolutions may be adopted even if the requirements in respect of the place of the meeting and the giving of notice have not been observed, provided that such resolutions are adopted by unanimous vote. Also, valid resolutions of preference shareholder meetings may be adopted outside a meeting if all persons entitled to vote on our preference shares indicate in writing that they vote in favor of the proposed resolution, provided that no depositary receipts for preference shares have been issued with our cooperation.

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Distributions on Winding up of the Company

In the event of our dissolution and liquidation, after payment of all debts and liquidation expenses, the holders of preference shares if issued, would receive the paid up portion of the par value of their preference shares. Any assets then remaining shall be distributed among the holders of Ordinary Shares in proportion to the par value of their shareholdings.

Interested Directors

The Company’s supervisory board charter and management board charter contain specific provisions regarding interested directors and set forth procedures for approval of contracts or transactions involving an interested director. If a director has a direct or indirect financial interest conflicting with that of the Company in any contract or transaction to which the Company will be party, such interested director shall advise the Supervisory thereof, cause a record of his or her statement to be included in the minutes of the meeting, and may not take part in relevant deliberations.

Warrants

On February 6, 2026, the Company entered into the Warrant Agreement with the Warrantholder to issue to the Warrantholder a Warrant to acquire up to 24,755,584 of the Company’s Ordinary Shares at an exercise price of $28.38 per share, and on the terms and conditions set forth in the Warrant.

Upon issuance of the Warrant, 562,627 of the Warrant Shares vested, and on the 6th month anniversary of the execution date of the Warrant, a further 562,627 of the Warrant Shares will vest. The remainder of the Warrant Shares are subject to vesting over time based on payments made by Warrantholder or on the Warrantholder’s behalf under the current and any possible future commercial agreement with the Company.

The Warrant allows for cashless exercise at the Warrantholder’s discretion and expires at 5:00 p.m., Seattle time, on February 7, 2033. The exercise price and the number of Ordinary Shares are subject to customary anti-dilution adjustments. Under the Transaction Agreement, the Company has granted customary registration rights for the Warrant Shares and has agreed to give Amazon advance notice of certain acquisition transactions involving the Company.

The foregoing description of the Warrant is qualified in its entirety by reference to the full text of the Warrant Agreement.

Dividends

The Company is governed under the laws of The Netherlands. The Articles provide that the net result for the year, after deduction of (i) any amount to set up and maintain reserves required by Dutch Law and the Articles, (ii) if any of the Company's preference shares are issued and outstanding, the dividend to be paid to the holders of preference shares and (iii) the aforementioned allocation to the reserve fund, is subject to the disposition by the AGM.

Subject to certain exceptions, dividends may only be paid out of the profits as shown in our adopted annual accounts. Our profits must first be used to set up and maintain reserves required by Dutch law and our Articles. Subsequently, if any of our preference shares are issued and outstanding, preference shareholders shall be paid a dividend, which will be a percentage of the paid up part of the par value of their preference shares. Our Supervisory Board may then, upon proposal of our Managing Board, also establish reserves out of our annual profits. The portion of our annual profits that remains after the establishment or maintenance of reserves and the payment of a dividend to our preference shareholders is at the disposal of our shareholders’ meeting. No distribution may be made to our shareholders when the equity after such distribution is or becomes inferior to the fully-paid share capital, increased by the legal reserves. Our preference shares are cumulative by nature, which means that if in a financial year the dividend on the preference shares cannot be (fully) paid, the deficit must first be paid in the following financial year(s).

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 Our Supervisory Board independently as well as our shareholders’ meeting, upon the proposal of our Supervisory Board, may each declare distributions out of our share premium reserve and other reserves available for shareholder distributions under Dutch law. Pursuant to a resolution of our Supervisory Board, distributions adopted by the shareholders’ meeting may be fully or partially made in the form of our new shares to be issued. Our Supervisory Board may, subject to certain statutory provisions, make one or more interim distributions in respect of any year before the accounts for such year have been adopted at a shareholders’ meeting. Rights to cash dividends and distributions that have not been collected within five years after the date on which they became due and payable shall revert to us.

The AGM held on May 28, 2025, authorized the distribution of a cash dividend of $0.36 per outstanding share of the Company’s common stock, to be distributed in quarterly installments of $0.09 in each of the second, third and fourth quarters of 2025 and first quarter of 2026. An amount of $81 million corresponding to the first installment, $80 million corresponding to the second installment and $71 million corresponding to the third installment were paid as of December 31, 2025.

Preference Shares

The authorized capital of STM (including the issued share capital) is set at €1,809,600,000, consisting of 1,200,000,000 Ordinary Shares and 540,000,000 preference shares, each with a nominal value of €1.04.

The 540,000,000 preference shares, when issued, will entitle a holder to full voting rights and to a preferential right to dividends and distributions upon liquidation.

The Company is a party to an option agreement regarding the preference shares with Stichting Continuïteit ST (the “Stichting”), entered into on January 22, 2007, with a duration of ten years, an agreement which was extended for additional ten years in October 2016. The Managing Board and Supervisory Board, along with the board of the Stichting, have declared that they are jointly of the opinion that the Stichting is independent of the Company. The option agreement provides for the issuance of up to a maximum 540,000,000 preference shares. Any such shares would be issued to the Stichting upon its request and in its sole discretion and upon payment of at least 25% of the par value of the preference shares to be issued. The shares would be issuable in the event of actions which the board of the Stichting determines would be contrary to the Company’s interests, shareholders and other stakeholders and which, in the event of a creeping acquisition or offer for the Company’s Ordinary Shares, are not supported by the Company’s Managing Board and Supervisory Board. The preference shares may remain outstanding for no longer than two years. The effect of the preference shares may be to deter potential acquirers from effecting an unsolicited acquisition resulting in a change of control as well as to create a level-playing field in the event actions which are considered to be hostile by the Company’s Managing Board and Supervisory Board, as described above, occur and which the board of the Stichting determines to be contrary to the Company’s interests, shareholders and other stakeholders.

There were no preference shares issued as of December 31, 2025 and December 31, 2024.

U.S. Transfer Agent

The U.S. transfer agent for the Ordinary Shares is J.P. Morgan.

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SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholder from time to time of up to 24,755,584 Ordinary Shares underlying a warrant to purchase the Company’s Ordinary Shares.

On February 6, 2026, the Company and Amazon.com, Inc. (“Amazon”) entered into a transaction agreement (the “Transaction Agreement”), under which the Company issued to the Selling Securityholder, a wholly-owned subsidiary of Amazon, a warrant to purchase up to an aggregate of 24,755,584 ordinary shares at an exercise price of $28.38 per share. The Warrant allows for cashless exercise and expires at 5:00 p.m., Seattle time, on February 7, 2033. Upon issuance of the Warrant, 562,627 of the Warrant Shares vested, and on the 6th month anniversary of the execution date of the Warrant, a further 562,627 of the Warrant Shares will vest, after which date the right to purchase ordinary shares upon exercise of the Warrant is subject to vesting based on qualifying payments (as defined in the Warrant) for the purchase of all products and services by or on behalf of Amazon and its affiliates over the term of the Warrant.

The exercise price and the number of Ordinary Shares subject to the Warrant are subject to customary anti-dilution adjustments. Upon the consummation of an acquisition transaction (as defined in the Transaction Agreement), subject to a specified condition, the unvested portion of the Warrant will vest in full. So long as the Warrant is unexercised, the Warrant does not entitle the Selling Securityholder to any voting rights or any other shareholder rights. The Transaction Agreement includes customary registration rights, representations and warranties and covenants of the Company and Amazon, and certain restrictions on the Selling Securityholder’s ability to transfer the Warrant and the Ordinary Shares issuable upon exercise of the Warrant.

Pursuant to the Transaction Agreement, we agreed to file a registration statement with the SEC, providing for the offer and sale, from time to time, of the Ordinary Shares issuable upon exercise of the Warrant. We have agreed with the Selling Securityholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective, and to replace such registration statement at or before its expiration with a successor registration statement, until the date on which all of the Ordinary Shares included in this prospectus have been sold in accordance with the plan and method of distribution described herein. See “Plan of Distribution.”

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholder for which we are registering Ordinary Shares for resale to the public, the aggregate number of Ordinary Shares beneficially owned and the aggregate principal amount that the Selling Securityholder may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholder will in fact exercise the Warrant and subsequently offer and sell any or all of such Ordinary Shares. As such, we are unable to declare the number of Ordinary Shares that the Selling Securityholder will retain after any such sale. In addition, the Selling Securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

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Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus to the extent required prior to the time of any offer or sale of such Selling Securityholder's Ordinary Shares pursuant to this prospectus. Any prospectus may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such Ordinary Shares in this offering. See "Plan of Distribution."

Ordinary Shares

	Securities Beneficially Owned prior to This Offering (1)	Number of Ordinary Shares Offered(2)	Securities Beneficially Owned after This Offering
Name of Selling Securityholder
Amazon.com NV Investment Holdings LLC(3)	562,627	24,755,584	562,627

(1)	Represents 562,627 Ordinary Shares underlying the Warrant that have vested up until March 25, 2026. On the 6th month anniversary of the execution date of the Warrant, a further 562,627 of the Warrant Shares will vest, and the remainder of the Warrant Shares are subject to vesting in multiple traches over the term of the Warrant based on payments to us from or on behalf of Amazon or its affiliates under a commercial agreement or otherwise.
(2)	The number of Ordinary Shares that may be offered by the Selling Securityholder is the maximum number of Ordinary Shares issuable to the Selling Securityholder upon exercise of the Warrant, assuming full vesting of the Warrant.
(3)	The Selling Securityholder is a wholly-owned subsidiary of Amazon. Amazon has sole voting and investment power with respect to any Ordinary Shares held by the Selling Securityholder. The address of Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

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MATERIAL DUTCH TAX CONSIDERATIONS

Scope of Discussion

This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of Ordinary Shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of The Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “The Netherlands” or “Dutch” it refers only to the part of the Kingdom of The Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the Ordinary Shares. Holders or prospective holders of Ordinary Shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of Ordinary Shares in light of their particular circumstances.

This section does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union) which may be relevant for a particular holder.

Please note that this section does not describe the Dutch tax consequences for:

(i)	a holder of Ordinary Shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in STM under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in STM, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of STM or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of STM’s annual profits or to 5% or more of STM’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in STM has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;
(ii)	a holder of Ordinary Shares if the Ordinary Shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder's shareholding, or right to acquire, of 5% or more in STM’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation, or STM is a related entity (statutorily defined term);
(iii)	a holder of Ordinary Shares in respect of which STM is required to apply the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the Ordinary Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). Generally, STM is required to apply, subject to certain other requirements, the dividend withholding tax exemption if the holder of Ordinary Shares is an entity and holds an interest of 5% or more in STM’s nominal paid-up share capital;

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(iv)	pension funds, investment institutions (fiscale beleggingsinstellingen) and tax-exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax-exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which The Netherlands has agreed to exchange information in line with international standards;
(v)	a holder of Ordinary Shares if such holder is an individual for whom the Ordinary Shares or any benefit derived from the Ordinary Shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001); and
(vi)	holders of Ordinary Shares that are entities resident in Aruba, Curaçao, or Sint Maarten, conducting a business through a permanent establishment (vaste inrichting) or permanent representative (vaste vertegenwoordiger) in Bonaire, Sint Eustatius, or Saba, to which the Ordinary Shares are attributable.

Withholding Tax on Dividends

Regular Dutch Dividend Withholding Tax

Dividends distributed by STM are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, STM is responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares.

The expression "dividends distributed" includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;
•	liquidation proceeds, proceeds from the redemption of Ordinary Shares, or proceeds from the repurchase of Ordinary Shares (other than as temporary portfolio investment; tijdelijke belegging) by STM or one of STM’s subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for Dutch dividend withholding tax purposes;
•	an amount equal to the nominal value of the Ordinary Shares issued or an increase of the nominal value of the Ordinary Shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and
•	partial repayment of the paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that STM has “net profits” (zuivere winst), unless (i) the STM’s general meeting of shareholders has resolved in advance to make such repayment and (ii) the nominal value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment to STM’s Articles. The term "net profits" includes anticipated profits that have yet to be realized.

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Corporate legal entities that are resident or deemed to be resident of The Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of The Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of Ordinary Shares that are neither resident nor deemed to be resident of The Netherlands (“Non-Resident Holders”) if the Ordinary Shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of Ordinary Shares resident of a country other than The Netherlands may, depending on such holder's specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between The Netherlands and such other country.

Dividend stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends STM paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention. The burden of proof with respect to beneficial ownership of dividends distributed by STM rests on the Dutch tax authorities. If, however, a shareholder would receive dividends, including dividends on the Ordinary Shares, in a calendar year in respect of which an aggregate amount of EUR 1,000 in Dutch dividend withholding tax would otherwise be due based on the rate of 15%, the burden of proof with respect to beneficial ownership of such dividends lies with the shareholder. Furthermore, for shares traded on a regulated market, including the Ordinary Shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Conditional Withholding Tax on Dividends

In addition to the regular Dutch dividend withholding tax as described above, a Dutch conditional withholding tax will be imposed on dividends distributed by STM to a Related Entity (as defined below), if such Related Entity:

(i)	is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or
(ii)	has a permanent establishment located in a Listed Jurisdiction to which the Ordinary Shares are attributable; or
(iii)	holds the Ordinary Shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

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(iv)	is not considered to be the beneficial owner of the Ordinary Shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the Ordinary Shares (a hybrid mismatch); or
(v)	is not resident in any jurisdiction (also a hybrid mismatch); or
(vi)	is a reverse hybrid (within the meaning of Article 2(11) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by STM without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of this section:

•	“Related Entity” means an entity (i) that has a Qualifying Interest in the Company or (ii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in the Company.
•	“Qualifying Interest” means a direct or indirectly held interest – either by an entity individually or, if an entity is part of a Qualifying Unity, jointly – that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (as interpreted by the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).
•	“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2026: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2026: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities

Generally, if the holder of Ordinary Shares is a Dutch Resident Entity, any income derived or deemed to be derived from the Ordinary Shares or any capital gains realized on the disposal or deemed disposal or exercise, as applicable of the Ordinary Shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2026).

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Dutch Resident Individuals

If the holder of Ordinary Shares is a Dutch Resident Individual, any income derived or deemed to be derived from the Ordinary Shares or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the Ordinary Shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2026), if:

(i)	the Ordinary Shares are attributable to an enterprise from which the holder of Ordinary Shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001);
(ii)	the holder of Ordinary Shares is considered to perform activities with respect to the Ordinary Shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Ordinary Shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the Ordinary Shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual's net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the Ordinary Shares are in principle not subject to Dutch income tax.

The Dutch Resident Individual's assets and liabilities taxed under this regime, including the Ordinary Shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the Ordinary Shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2026).

The deemed return applicable to other investments, including the Ordinary Shares, is set at 6.00% for the calendar year 2026. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of Ordinary Shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

On June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the Dutch income tax regime for savings and investments as described above (the “Box 3 Regime”) in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “Rulings”). In the Rulings, the Dutch Supreme Court introduced a rebuttal provision (tegenbewijsregeling) pursuant to which taxpayers have the possibility to demonstrate that the actual return realized by the taxpayer in respect of their investments assets (as calculated in line with the rules as set out in the Rulings), is less than the deemed return realized by the taxpayer in respect of those assets (as calculated in accordance with the rules of the Box 3 Regime). The rebuttal provision introduced by the Dutch Supreme Court as well as the rules set out in the Rulings have been implemented in Dutch tax law pursuant to the Dutch Box 3 Rebuttal Scheme Act (Wet tegenbewijsregeling box 3). If the taxpayer successfully demonstrates that the actual return is less than the deemed return (using a standardized form), the taxpayer will be taxed on the actual return instead of the deemed return. The Dutch Box 3 Rebuttal Scheme Act offers a temporary solution until a new Box 3 regime is introduced, which is expected as of 1 January 2028 at the earliest.

Holders of Ordinary Shares are advised to consult their own tax advisor to ensure that the tax in respect of the Ordinary Shares is levied in accordance with the applicable Dutch tax rules at the relevant time.

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Non-residents of The Netherlands

A holder of Ordinary Shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the Ordinary Shares or in respect of capital gains realized on the disposal or deemed disposal or exercise, as applicable of the Ordinary Shares, provided that:

(i)	such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in The Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the Ordinary Shares are attributable; and
(ii)	in the event the holder is an individual, such holder does not carry out any activities in The Netherlands with respect to the Ordinary Shares that go beyond ordinary asset management and does not otherwise derive benefits from the Ordinary Shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and inheritance taxes

Residents of The Netherlands

Gift or inheritance taxes will arise in The Netherlands with respect to a transfer of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is resident or deemed resident of The Netherlands at the time of the gift or such holder's death.

Non-residents of The Netherlands

No gift or inheritance taxes will arise in The Netherlands with respect to a transfer of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)	in the case of a gift of an Ordinary Share by an individual who at the date of the gift was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of The Netherlands; or
(ii)	in the case of a gift of an Ordinary Share is made under a condition precedent, the holder of Ordinary Shares is resident or is deemed to be resident of The Netherlands at the time the condition is fulfilled; or
(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of The Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of The Netherlands if such person has been a resident of The Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of The Netherlands if such person has been a resident of The Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

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Value added tax (“VAT”)

No Dutch VAT will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the holding or disposal or exercise, as applicable of the Ordinary Shares.

Real Property Transfer Tax

Under circumstances, the Ordinary Shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in The Netherlands, in which case this tax could be payable upon acquisition of Ordinary Shares.

The Ordinary Shares will generally not be treated as real property if at the time of, or at any time during the year preceding, the acquisition of the Ordinary Shares:

(i)	our assets do not and did not include real property situated in The Netherlands; or
(ii)	our assets only include and included real property, situated either in or outside The Netherlands, that STM does not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give STM economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property.

Whilst our assets include and have included real property as described elsewhere in this prospectus, these properties are and have been exclusively used for our operational business activities, and we did not hold, and currently do not intend to hold, any interest in real property as a financial investment. Our assets do not include and have not included real property situated in The Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the Ordinary Shares.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the holding or disposal or exercise, as applicable, of the Ordinary Shares.

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PLAN OF DISTRIBUTION

We are registering the offer and resale by the Selling Securityholder of 24,755,584 Ordinary Shares of STM that may be issued upon the exercise of the Warrants at an exercise price of $28.38 per share, subject to adjustments.

Offer and Resale by Selling Securityholder

The Selling Securityholder will pay any underwriting discounts and commissions and any transfer taxes and expenses incurred by the Selling Securityholder in connection with the sale of its Ordinary Shares further to any registration. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholder covered by this prospectus may be offered and sold from time to time by the Selling Securityholder. The term "Selling Securityholder" includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholder and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholder may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the NYSE;
•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-l under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;

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•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•	in "at the market" offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than
•	on an exchange or other similar offerings through sales agents;
•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholder have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;
•	the name of the Selling Securityholder;
•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•	settlement of short sales entered into after the date of this prospectus;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholder.

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In connection with distributions of the securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholder. The Selling Securityholder may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholder may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares are currently listed on the NYSE under the symbol "STM”.

The Selling Securityholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholder pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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In effecting sales, broker-dealers or agents engaged by the Selling Securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholder in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement .

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholder and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholder. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, if any of the Selling Securityholder or any underwriters, broker-dealers or agents who execute sales for the Selling Securityholder are deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholder, or perform services for us or the Selling Securityholder, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholder and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholder or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholder may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

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EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offering. We will pay the fees and expenses associated with the sale of Ordinary Shares pursuant to this prospectus, other than underwriting discounts and commissions and any transfer taxes and expenses incurred by the Selling Securityholder in connection with the sale of its Ordinary Shares further to any registration. With the exception of the SEC registration fee, all amounts are estimates.

$
SEC Registration Fee	109,228.94
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Miscellaneous Expenses	5,000
Total	154,228.94

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LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus has been passed upon by NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, The Netherlands, Dutch counsel to the Company.

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INTERESTS OF EXPERTS AND COUNSEL

None.

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EXPERTS

The consolidated financial statements of STMicroelectronics N.V. appearing in STMicroelectronics N.V.'s Annual Report (Form 20-F) for the year ended December 31, 2025, and the effectiveness of STMicroelectronics N.V.'s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young AG, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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ENFORCEMENT OF CIVIL LIABILITIES

We are organized and existing under the laws of The Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our Articles, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of The Netherlands.

 We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

 Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.

 Furthermore, a substantial amount of our assets are located outside the United States. As of the date of this prospectus, (i) there is no treaty in force between the United States and The Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for The Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in The Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

 A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able to enforce, or may experience difficulty in enforcing, a judgment obtained in a United States court against us or our officers.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a "foreign private issuer," and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We also maintain a website at https://www.st.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, if applicable, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information:

•                our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026.

All subsequent annual reports on Form 20-F that we file with the SEC prior to the completion or termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are as being incorporated by reference into this prospectus and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents or otherwise specified therein.

We file reports, including annual reports on Form 20-F and reports on Form 6-K, with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement, over the internet at the SEC's website at www.sec.gov and at our website at https://www.st.com/content/st_com/en.html. We do not incorporate the information contained on, or accessible through, the Company's websites into this prospectus, and you should not consider it as a part of this prospectus.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, at no cost, upon written or oral request made to STMicroelectronics N.V., WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol, The Netherlands, Tel: +31-20-654-3210; Attention: Steven Rose, President, Legal Counsel and Public Affairs.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Dutch law, our Managing Board and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our company and to third parties for infringement of the Articles or of certain provisions of the Dutch Civil Code.

In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our Managing Board if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so).

Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

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Item 9. Exhibits and Financial Statement Schedules

Exhibit Number	Description
4.1*	Articles of Association.
5.1*	Legal Opinion of NautaDutilh N.V.
23.1*	Consent of Ernst & Young AG.
23.2*	Consent of NautaDutilh N.V. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page hereto).
107*	Filing Fee Table.

*       Filed herewith.

#       Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

† Ordinary Shares are in uncertificated form. Therefore STM is not filing a specimen certificate evidencing Ordinary Share.

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Item 10. Undertakings

A.          STM hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(l )(i), (a)(l )(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;and
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section IO(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.	STM hereby undertakes: that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registrations statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on March 25, 2026.

STMicroelectronics N.V.

By:	/s/ Jean Marc Chery

Name:	Jean Marc Chery

Title:	President and Chief Executive Officer, Chairman of the Managing Board

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POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints each of Philippe Dereeper, Giuseppe Amodio, Denise Tuinfort and any one or more of them as the attorney-in-fact and agent for the undersigned, in any and all capacities, with full power of substitution and re-substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462 under the U.S. Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name	Title	Date
/s/ Jean Marc Chery	Jean Marc Chery	President and Chief Executive Officer, and Chairman of the Managing Board	March 25, 2026
/s/ Lorenzo Grandi	Lorenzo Grandi	President and Chief Financial Officer, and Member of the Managing Board	March 25, 2026
/s/ Thierry Vigne	Thierry Vigne	Chief Accounting Officer	March 25, 2026
/s/ Nicolas Dufourcq	Nicolas Dufourcq	Chairman of the Supervisory Board	March 25, 2026
/s/ Armando Varricchio	Armando Varricchio	Vice Chairman of the Supervisory Board	March 25, 2026
/s/ Simonetta Acri	Simonetta Acri	Member of the Supervisory Board	March 25, 2026
/s/ Orio Bellezza	Orio Bellezza	Member of the Supervisory Board	March 25, 2026
	Pascal Daloz	Member of the Supervisory Board	March 25, 2026
	Ana de Pro Gonzalo	Member of the Supervisory Board	March 25, 2026
/s/ Werner Lieberherr	Werner Lieberherr	Member of the Supervisory Board	March 25, 2026
/s/ Frédéric Sanchez	Frédéric Sanchez	Member of the Supervisory Board	March 25, 2026
/s/ Hélène Vletter-van Dort	Hélène Vletter-van Dort	Member of the Supervisory Board	March 25, 2026

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, this registration statement has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on March 25, 2026.

STMicroelectronics N.V.

By:	/s/ Rino Peruzzi

Name:	Rino Peruzzi

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